Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the directors and/or officers of East West Bancorp, Inc. (the “Company”) whose signature appears below hereby constitutes and appoints Dominic Ng, Christopher J. Del Moral-Niles and Douglas P. Krause, and each of them acting severally, as his or her true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 and any and all post-effective amendments thereto, which may be required with respect to any securities issued under any of the Company’s duly adopted employee benefit plans, or any such other form as such attorney-in-fact may deem necessary or desirable, and any amendments thereto each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has set his or her hand on this 20th day of May, 2026.

Signature	Title
/s/ Dominic Ng	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Dominic Ng
/s/ Manuel P. Alvarez	Director
Manuel P. Alvarez
/s/ Peter Babej	Director
Peter Babej
/s/ Molly C. Campbell	Director
Molly C. Campbell
/s/ Archana Deskus	Director
Archana Deskus
Director
Serge Dumont
/s/ Mark Hutchins	Director
Mark Hutchins
/s/ Paul H. Irving	Director
Paul H. Irving
/s/ Sabrina Kay	Director
Sabrina Kay

/s/ Jack C. Liu	Director
Jack C. Liu
/s/ Lester M. Sussman	Lead Director
Lester M. Sussman